UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VENTYX BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Ventyx Biosciences, Inc.

Annual Meeting of Stockholders

Wednesday, June 5, 2024 10:00 AM, Pacific Time

Annual Meeting to be held live via the internet - please visit www.proxydocs.com/VTYX for more details.

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/VTYX

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 24, 2024.

SEE REVERSE FOR FULL AGENDA

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Ventyx Biosciences, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 4

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

PROPOSAL

1.	To elect two Class III directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified.

1.01 Onaiza Cadoret Manier, M.B.A.

1.02 Allison Hulme, Ph.D.

2.

To approve, on an advisory basis, the compensation of the named executive officers identified in the 2023 Summary Compensation Table in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”).

3.	To approve, on an advisory basis, the frequency of future Say-on-Pay Votes.

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

5.	To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.